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                                                                    Exhibit 99.4

[LOGO] WHITNEY
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        Loan Agreement dated April 9, 2003, by and among Laitram, L.L.C.,
          Laitram Group, Inc., Intralox, Inc., Laitram Machinery, Inc.,
                              Lapeyre Stair, Inc.,
            Laitram Machine Shop, L.L.C., Lapeyre Properties, L.L.C.,
                             James M. Lapeyre, Jr.,
         Whitney National Bank, Hibernia National Bank and Bank One, NA

     This Agreement is dated as of April 9, 2003, and is entered into by and among Laitram, L.L.C., ("Laitram"), Laitram Group, Inc. ("Group"), Intralox, Inc. ("Intralox"), Laitram Machinery, Inc. ("Machinery"), Lapeyre Stair, Inc. ("Stair"), Laitram Machine Shop, L.L.C. ("Shop"), Lapeyre Properties, L.L.C. ("Properties"), and James M. Lapeyre, Jr. ("Lapeyre") (Group, Intralox, Machinery, Stair, Shop, Properties, and Lapeyre are hereinafter referred to as "Guarantor," which term means individually, collectively, and interchangeably any, each and/or all of them), Whitney National Bank ("Whitney"), in its capacity as a Lender (as herein defined) and as Agent (as herein defined), Hibernia National Bank ("Hibernia") and Bank One, NA ("Bank One"). For convenience of reference, Laitram, Intralox, Machinery, Stair, Shop and Properties may hereinafter sometime collectively be referred to as the "Subsidiaries," and Whitney, Hibernia and Bank One may hereinafter sometimes collectively be referred to as the "Lenders" and individually referred to as a "Lender"; the term "Agent" shall mean Whitney National Bank in its capacity as agent for the Lenders. This Agreement refers to all present and future loans collectively as the "Loans", with each separate advance of funds being a "Loan".

A. THE LOAN OR LOANS. Provided Laitram performs all obligations in favor of the Lenders contained in this Agreement and in any other agreement, whether now existing or hereafter arising, the Lenders will make or have made:

     A LINE OF CREDIT LOAN to Laitram in the total aggregate principal amount of Forty Million and No/100 ($40,000,000.00) Dollars (the "Revolving Line of Credit") maturing March 31, 2005. The Revolving Line of Credit is to be evidenced by three commercial notes (together, the "Revolving Line of Credit Notes") containing additional terms and conditions, including the repayment schedule. The first note shall be payable to Whitney in the amount of Twenty Million Eight Hundred Thousand and No/100 ($20,800,000.00) Dollars, the second note shall be payable to Hibernia in the amount of Six Million and No/100 ($6,000,000.00) Dollars, and the third note shall be payable to Bank One in the amount of Thirteen Million Two Hundred Thousand and No/100 ($13,200,000.00). Advances made pursuant to the Revolving Line of Credit Notes shall bear interest at a rate per year, adjusted monthly and payable monthly in arrears, based on the combined ratio of Bank Funded Debt to Earnings Before Interest, Taxes, Depreciation and Amortization (the "EBITDA Ratio") of Group and the Subsidiaries, as established by a quarterly compliance certificate submitted to the Agent on a quarterly basis, a copy of which form is attached hereto as Exhibit "A" and made part hereof and which compliance certificate shall demonstrate compliance with all of the financial covenants and ratios set forth in Section 5 of this Agreement (the "Compliance Certificate"), which margin shall be adjusted quarterly as follows: If the EBITDA Ratio is less than 3.25 but greater than or equal to 2.90, then the interest rate per annum shall be equal to the thirty (30) day LIBOR plus 175 basis points (1.75%); if the EBITDA Ratio is less than 2.90 but greater than or equal to 2.15, then the interest rate per annum shall be equal to the thirty (30) day LIBOR plus 150 basis points (1.50%); if the EBITDA Ratio is less than 2.15 but greater than or equal to 1 .40, then the interest rate per annum shall be equal to the thirty (30) day LIBOR plus 125 basis points (1.25%); and if the EBITDA Ratio is less than 1.40, then the. interest rate shall be equal

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     to the thirty (30) day LIBOR plus 100 basis points (1.00%). The term LIBOR shall mean the London Interbank Offered Rate as set and published each day by the British Bankers Association ("BBA") and in effect as of the last day of each month as obtained by Agent from a wire that is sent through Bloomberg, L.P., which rate is based on an average of the Interbank Offered Rates for U.S. dollar deposits in the London Market based on quotes from designated banks in the London Market. All interest shall be computed on the basis of the actual number of days elapsed over a year composed of 360 days. Interest shall accrue from the date of each advance. The term "Bank Funded Debt" shall mean all indebtedness for borrowed money of Group and the Subsidiaries except for debt subordinated to all Lenders. The term "Earnings Before Interest, Taxes, Depreciation and Amortization" shall mean income before interest, taxes, depreciation and amortization expense. Laitram shall pay to the Lenders in arrears on a quarterly basis, commencing on July 1, 2003, for the quarter ending June 30, 2003, and continuing through the maturity of the Revolving Line of Credit Loans, an amount equal to one-quarter (.25%) percent of the unused portion of the maximum amount available under the Revolving Line of Credit Notes. This fee shall be payable within ten days following the end of each quarter and shall be shared among the Lenders based on their respective interests in the Revolving Line of Credit Loan.

     For convenience of reference, the Revolving Line of Credit Notes shall be hereinafter sometimes collectively referred to as the "Notes".

B. USE OF PROCEEDS. The proceeds from the Revolving Line of Credit are to refinance existing debt, for capital expenditures, and for general corporate purposes.

C. REPRESENTATIONS, WARRANTIES AND COVENANTS. Laitram represents, warrants and covenants to the Lenders that:

     (1) Organization and Authorization. Each of Laitram and the Guarantors (other than an individual) is a Louisiana limited liability company or corporation that is duly organized, validly existing and in good standing under Louisiana law. Each of Laitram and Guarantors' execution, delivery and performance of this Agreement and all other documents delivered to the Lenders has been duly authorized and does not violate the articles of organization or the articles of incorporation of any of Laitram or the Guarantors (or other governing documents), material contracts or any applicable law or regulations.

     (2)  Guaranties.

          Each of the Revolving Line of Credit facilities shall be guarantied by each of the Guarantors, provided however, that each of the guarantees shall be limited to $40,000,000.00 (the "Guaranties").

     (3)  Compliance with Tax and other Laws.

          (a) Laitram shall comply with all laws that are applicable to its business activities, including, without limitation, all laws regarding (i) the collection, payment and deposit of employees' income, unemployment, Social Security, sales and excise taxes;
               (ii) the filing of returns and payment of taxes; (iii) pension liabilities including ERISA requirements; (iv) environmental protection, and (iv) occupational safety and health.

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          (b)  Laitram shall not permit or suffer any violation of any
               Environmental Law (as defined below) affecting the property it owns or leases, including all property owned by Lapeyre Properties, L.L.C. (the "Property"), and agrees that upon discovery, or in the event, of any discharge, spill, injection, escape, emission, disposal, leak or any other release of hazardous substances on, in, under, onto or from the Property, which is not authorized by a currently valid permit or other approval issued by the appropriate governmental agencies, promptly notify the Lenders and Agent, and the appropriate governmental agencies, and shall take all steps necessary to promptly clean-up such discharge, spill, injection, escape, emission, disposal, leak or any other release in accordance with the provisions of all applicable Environmental Laws, and shall receive a certification from the Louisiana Department of Environmental Quality or federal Environmental Protection Agency, that the Property and any other property affected has been cleaned-up to the satisfaction of those agencies. The terms "Environmental Law" or "Environmental Laws" as used in this Agreement include any and all current and future federal, state and local environmental laws, statutes, rules, regulations and ordinances, as the same shall be amended and modified from time to time, including but not limited to the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time, the Federal Resource Conservation and Recovery Act, as amended from time to time, and the federal Toxic Substances Control Act, as amended from time to time.

          (c) There is no material pending or threatened litigation against Laitram that could adversely affect Laitram business or assets.

     (4) Financial Information. From the date of this Agreement and so long as the Loans shall be outstanding, unless compliance shall have been waived in writing by the Lenders and the Agent, Laitram shall furnish to the Agent:

          (a) within 90 days after the close of Laitram's fiscal year, a copy of the audited and unqualified annual consolidated financial statements of Group and the Subsidiaries, including consolidating schedules for Laitram and Properties, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, including a balance sheet as of the end of each such fiscal year, a statement of earnings and surplus of Laitram for such fiscal year, and a statement of changes in financial positions for such fiscal year. The annual financial statements of Group and the Subsidiaries shall be audited by an independent certified public accounting firm chosen by Laitram and acceptable to the Agent: and

          (b) within 45 days after the close of each quarter of the fiscal year of Laitram (x) unaudited financial statements consisting of a balance sheet as of the end of each such quarter and a statement of earnings and surplus of Group and the Subsidiaries, (y) statement of changes in financial position for such quarter, all certified by the Chief Financial Officer for Group, and (z) the Compliance Certificate.

          (c)  annual financial statements of Lapeyre.

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     (5)  Financial Covenants and Ratios.

          (a)  (i)   Bank Funded Debt/EBITDA. Laitram will not at any time
                     permit the ratio of Bank Funded Debt, as defined in Section
                     A of this Agreement, to EBITDA of Group and the Subsidiaries to exceed 3.25 to 1.00, which ratio shall be calculated on a rolling four quarter basis. "Bank Funded
                     Debt" shall be as defined in Section A of this Agreement.

               (ii) Minimum Cash Flow to Debt Service Ratio. Laitram will maintain a ratio of cash flow of Group and the Subsidiaries to scheduled principal payments plus all accrued interest payments on funded debt of Group and the Subsidiaries of not less than 1.50 to 1 as of the end of each fiscal period in which Laitram is obligated to provide Lender a financial statement as measured on a rolling 12-month basis. For the purposes of this section, "cash flow" shall mean the sum of net income after taxes, plus depreciation and amortization expenses, plus interest expense for the period.

               (iii) Maximum Debt to Tangible Net Worth. Laitram will maintain a ratio of debt to tangible net worth of not more than 1.60 to 1.00. For purposes of this section, "debt" shall mean all liabilities reflected on the balance sheet of Group and the Subsidiaries according to GAAP less any debt specifically subordinated to Lenders as evidenced by a properly executed agreement using Lenders' forms. "Tangible net worth" shall mean the sum of common stock, preferred stock, capital surplus, accumulated comprehensive income, and retained earnings less treasury stock and the sum of all intangible assets (including, without limitation, good will, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names) of Group and the Subsidiaries.

               (iv) Minimum Current Ratio. Laitram will maintain a ratio of current assets of Group and the Subsidiaries to current liabilities of Group and the Subsidiaries of not less than
                     1.40 to 1.00. For purposes of this section "current assets" and "current liabilities" shall have the meaning assigned to such terms under GAAP.

     (6) Mergers, etc. Group is the parent of Laitram, the surviving entity of a merger of The Laitram Corporation ("New Laitram"), a Louisiana corporation that was incorporated on September 6, 2002, under the name Laitram Newco, Inc., which merger was effective December 31, 2002. New Laitram was the surviving entity of a merger of The Laitram Corporation ("Old Laitram"), a Louisiana corporation that was incorporated on October 31, 1963, with and into Laitram Newco, Inc., which merger was effective September 30, 2002. Laitram is the successor to, and has assumed, all rights, duties, and obligations of New Laitram, which was the successor to and had assumed all rights, duties and obligations of Old Laitram. Without the prior written consent of the Lenders and Agent, Laitram and/or Group shall not consolidate with, or merge into, any other corporation, or permit any other corporation to merge into it, or sell or lease all, or substantially all, of its assets, or acquire all or a substantial part of the assets or capital stock of any other partnership, firm or corporation, if such acquisition is analogous in either purpose or effect to a consolidation or merger. Laitram will not permit any material changes to be made in the character of its business as carried on at the original date of this Agreement.

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     (7)  Stock Redemption. Laitram will not purchase, retire or redeem any shares of its capital stock in excess of $6,000,000.00 from the date of this Agreement without the prior written consent of the Lenders.

     (8) Distributions. Except for Input/Output, Inc. shares distributed during March 2003, Laitram will not make distributions of any kind in excess of fifty (50%) percent of its net income less the amount distributed to pay income taxes, and further provided that any such distributions shall be made no later than six months after Laitram's fiscal year end.

     (9) Liens. Laitram shall not mortgage or encumber any of its assets or suffer any liens to exist on any of its assets except as permitted in the Equitable Agreement (as defined herein).

     (10) Other Liabilities. Laitram shall not lend to or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stock or dividends of any person, firm or corporations except for subsidiaries of Laitram, as permitted pursuant to the Equitable Agreement, and except as currently exist and as reflected in the financial statements of Laitram as previously submitted to the Lenders, or either of them.

     (11) Additional Documentation. Upon the written request of the Lenders, or either of them, Laitram shall promptly and duly execute and deliver all such further instruments and documents and take such further action as the Lenders, or either of them, may deem necessary to obtain the full benefits of this Agreement and of the rights and powers granted in this Agreement.

     (12) Notice of Default. Laitram shall notify the Lenders and Agent immediately upon becoming aware of the occurrence of any event constituting, or which with the passage of time or the giving of notice, could constitute, a Default.

D.   THE AGENT.

     (1) Actions. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes, and the Guarantees (collectively, the "Collateral Documents") and any other related instruments and, in the absence of other written instructions from the Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will, subject to the last two sentences of this Section D(1), comply in good faith except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Notwithstanding the above, the Agent shall not waive a Default, declare Laitram to be in default or otherwise enforce any of its rights under this Agreement or the Guarantees without the prior written consent of Lenders having a prorata share of the aggregate indebtedness then due under the Revolving Line of Credit and the Euro Line (as defined herein) (the "Loans") equal to or in excess of seventy (70%) percent, or amend this Agreement or any of the Collateral Documents without the prior written consent of each Lender. Each Lender agrees (which

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          agreement shall survive any termination of this Agreement) to indemnify the Agent, pro rata according to such Lender's portion of the Loans from and against any and all liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Collateral Documents and any other related instruments, including, without limitation, the reimbursement of the Agent for all reasonable out-of-pocket expenses (including, without limitation, attorneys' fees) incurred by the Agent hereunder or in connection herewith or in enforcing the obligations of Laitram and/or the Guarantors under this Agreement, under any of the Collateral Documents or any other related instruments, in all cases as to which the Agent is not reimbursed by Laitram and/or the Guarantors, or any of them; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of proper jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or willful misconduct, The Agent shall not be required to take any action hereunder or under any other related instruments, or to prosecute or defend any suit in respect of this Agreement or any such instrument unless indemnified to its satisfaction by the Lenders against costs, liability, and expense. Each Lender's obligation to indemnify the Agent as set forth above shall be unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which such Lender may have or have had against the Agent, Laitram, the Guarantors or any other Person. If any indemnity in favor of the Agent shall become impaired, the Agent may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. The Agent may delegate its duties hereunder to affiliates, agents or attorneys-in-fact selected in good faith by the Agent.

     (2) Sharing of Collections. Except as otherwise set forth herein, the Lenders shall share all Collections (as defined herein) in accordance with their respective pro rata share of each Lender's portion of each of the Loans, and such moneys or other property shall be received by the Lenders for the benefit of each of the Lenders, and shall be remitted by the Lender promptly to the other Lender. For purposes of this section, "Collections" shall mean all moneys and other property received by any of the Lenders, but not including payments of principal or interest made pursuant to the Notes (provided that no Default, as defined in this Agreement then exists), from whatever source derived, including all moneys and other property realized from any collateral of Laitram and/or any of the Guarantors except Lapeyre Properties, L.L.C. and Laitram Group, Inc., or from the exercise by Agent and/or the Lenders, or either of them, of any lien or right of set-off with respect to any deposits or other property of any of Laitram and/or the Guarantors.

     (3) Payments. All payments of principal and interest made pursuant to each of the Notes, which are not made to the Lenders directly, shall be remitted by Agent to the Lenders by wire transfer in immediately available funds, not later than 2:00 p.m., Central Standard time, on the date such payment is received, or in such other manner as the Lenders and Agent may approve.

     (4) Separate Debts and Accounts. Agent and the Lenders may have previously extended and may hereafter extend credit other than the Loans to Laitram and/or the Guarantors and may have previously conducted and may hereafter conduct

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          other banking business in connection with such other extensions of credit and other banking business. Neither Agent nor the Lenders shall be required to exercise any right of set-off against Laitram and/or any of the Guarantors or to exercise any lien or security rights with respect to collateral other than the collateral. Agent and the Lenders may independently collect for their separate accounts (and the term "Collections" shall not include any sum of money or other property received from any of Laitram and/or the Guarantors in payment of a separate debt or realized from collateral for such separate debt, or set-off in connection with a separate debt of any of Laitram and/or the Guarantors); provided however, that neither the Agent nor the Lenders shall satisfy or set off any separate debt of any of Laitram and/or the Guarantors from or against any collateral. For purposes of this section, "collateral" shall mean all real property and personal property, tangible and intangible, now or hereafter securing the Loans or any portion thereof, and all other instruments, documents, security interests, liens, claims, endorsements and guaranties of whatever nature now or hereafter securing the Loans or any portion thereof.

     (5) Exculpation. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its directors, officers, employees, or agents (collectively, the "Related Parties") shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement, the Collateral Documents or any other related instrument, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor shall the Agent be responsible for any recitals or representations or warranties herein or therein, or for the effectiveness, enforceability, validity, or due execution of this Agreement, the Collateral Documents or any other related instruments, nor shall the Agent be obligated to make any inquiry respecting the performance by Laitram and/or the Guarantors, or any of them, of their obligations hereunder or thereunder. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper person. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which, by the terms of this Agreement, the Agent is permitted or required to take or grant, and the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any person for refraining from taking any action or withholding any approval under this Agreement or any of the other Collateral Documents until it has received instructions from all of the Lenders. No Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any of the other Collateral Documents in accordance with instructions from all of the Lenders to the extent required hereunder.

     (6) Successor. The Agent may resign as such at any time upon at least ten days' prior notice to all of the parties to this Agreement. If the Agent at any time shall resign or be removed, the Lenders may appoint another Lender as a successor Agent, provided that such appointment shall have the unanimous consent of the Lenders. If the Lenders do not make such appointment within thirty days, the resigning or removed Agent shall appoint a new Agent from among the Lenders or, if no Lender accepts such appointment, from among commercial banking institutions or trust institutions generally. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon become the Agent hereunder and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent

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          may reasonably request, and the resigning or removed Agent shall (i)
          be discharged from its duties and obligations under this Agreement and the other related instruments and (ii) entitled to the continued benefit of this section with respect to all actions taken by it prior to its removal or resignation.

     (7) Credit Decisions. Each Lender represents and acknowledges to the Agent and each other Lender that it has, independently of the Agent and each other lender, and based on the financial information referred to in this Agreement and the Collateral Documents and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to enter into this Agreement. Each Lender also acknowledges that it will, independently of the Agent and each Lender, and based on such documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, the Collateral Documents or any other related instruments.

     (8) Notices, etc. from Agent. The Agent shall give prompt notice to each Lender of each notice or request given to the Agent by Laitram and the Guarantors, or any of them, pursuant to the terms of this Agreement. The Agent will distribute to each Lender each instrument received by the Agent from any of Laitram and the Guarantors for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

     (9) Collateral Documents. Each Lender and the Agent hereby (i) authorize the Agent to enter into the Collateral Documents and to take all action contemplated thereby and (ii) confirm its appointment of Whitney as Agent under the terms and conditions of the Collateral Documents. Each Lender hereby confirms its agreement to be bound by the terms and conditions of the Collateral Documents. Each Lender and the Agent agree that no Lender shall have any right individually to seek to realize upon the collateral granted for the benefit of the Lenders pursuant to any of the Collateral Documents, it being understood and agreed that such rights and remedies may be exercised by the Agent as the Agent for the benefit of the Agent and the Lenders upon the terms of the Collateral Documents. If Agent acquires any of the collateral through foreclosure, deed in lieu of foreclosure or otherwise, the Lenders shall each own an undivided interest in such collateral in proportion to the their respective amounts of indebtedness outstanding on the Loan or Loans secured by such collateral, and the Agent may take such actions as it deems advisable to operate, manage, preserve and dispose of the collateral.

     (10) Loans by the Agent. The Agent shall have the same rights and powers with respect to the Loans made by it as any Lender and may exercise the same as if it were not the Agent hereunder.

     (11) Other Collateral Matters. Each Lender hereby agrees, and each holder of any Loans by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Agent in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Agent or the Lenders of the powers set forth herein or therein, together with

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          such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to a Default, to take any action with respect to any collateral or Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and liens on the collateral granted pursuant to the Collateral Documents. Without limited the foregoing, the Lenders irrevocably authorize the Agent at its option and in its discretion, to release any lien granted to or held by the Agent upon any collateral (i) consisting of an instrument evidencing debt if the debt evidence thereby has been paid in full; or (ii) if approved by the Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of collateral pursuant to this section.

     (12) Rights of Substitution. If a Lender shall fail to remit its portion of any advance required to be made under the terms of this Agreement, the other Lender may, at its option and in its sole discretion (but shall not be obligated to do so), advance such funds as may be necessary to provide for the payment in full of such advance request then due but unpaid, but without thereby relieving such Lender of its obligation to make such remittance to Laitram. A Lender shall, to the full extent of any such advance made by it, at its sole option, succeed to the interest of the other Lender with respect thereto in which case the Lender's line of credit commitment shall be automatically adjusted to reflect such additional advance by the other Lender, until such amount is remitted by such Lender to Laitram.

E. PREPAYMENT. Any of the Loans may be prepaid in any amount at any time without penalty.

F. EACH EXTENSION OF CREDIT. Each request by Laitram for a Loan shall constitute a warranty and representation by Laitram to the Lenders and Agent that there exists no Default or any condition, event or act which constitutes, or with notice or lapse of time (or both) would constitute a Default as defined by this Agreement.

G. CONDITIONS PRECEDENT TO LOAN. The Lenders shall have no obligation to advance funds under this Agreement until and unless the following conditions have been satisfied:

     (1) Agent shall have received the loan agreement and all collateral documents contemplated by this Agreement in form and substance satisfactory to the Lenders and Agent;

     (2) Agent shall have received satisfactory opinions of counsel relating, among other things, to due authorization and enforceability of this Agreement, the Loans and all collateral documents and the perfection and priority of the Lenders' security interests in all collateral;

     (3) All representations and warranties made by Laitram and each of the Guarantors to the Lenders and Agent shall be true and correct as of the date of the Loans' funding;

     (4) Except as otherwise provided herein, Laitram's business must be in a condition satisfactory to Agent, the management and ownership of Laitram must not have changed and no material adverse change (from that reflected in the last financial statements delivered to, and accepted by, Agent prior to execution of this Agreement) has occurred in the financial condition of Laitram; and

     (5) There exists no Default (or event which with notice or lapse of time or both could constitute a Default) under this Agreement or any other agreement between Laitram and the Lenders or either of them.

H. DEFAULT. The occurrence of any one or more of the following events shall constitute a default (a "Default") under this Agreement:

     (1)  A default under any of the Notes or any note evidencing a Loan;

     (2) The failure of Laitram to observe or perform promptly when due any covenant, agreement or obligation due to the Lenders, or any of them, under this Agreement or otherwise;

     (3) The inaccuracy at any time, in any material respect, of any warranty, representation or statement made to the Lenders by Laitram under this Agreement or otherwise;

     (4) Any garnishment, seizure, or attachment of, or any tax lien or tax levy against, any assets of Laitram and/or the Subsidiaries;

     (5) Any material adverse change in Laitram's and/or the Subsidiaries' financial condition, business, or ability to pay or perform its obligations to the Lenders, or either of them;

     (6) the filing by or against Laitram and/or the Subsidiaries of a proceeding for bankruptcy, reorganization, arrangement, or any other relief afforded debtors or affecting the rights of creditors generally under the law of any state or country or under the United States Bankruptcy Code;

     (7) should any default occur under that certain Note Purchase Agreement dated as of April 15, 1994, between Laitram (successor by merger to The Laitram Corporation) and Equitable Variable Life Insurance Company, as amended by Amendment to Note Purchase Agreement dated as of April 21, 1996, as further amended by Letter Agreement dated April 9, 1998, as further amended by Letter Agreement dated May 11, 1999, and as further amended from time to time (the "Equitable Agreement") or any other material credit agreement or evidence of indebtedness;

     (8) should any default occur under that certain Loan Agreement dated May 7, 1998, by and among Lapeyre Properties, L.L.C., James M. Lapeyre, Jr., Whitney

          National Bank, and Hibernia National Bank and as may be amended, renewed, restated, or replaced from time to time (the "Lapeyre Properties Loan Agreement"); or

     (9) should any default occur under that Second Amended and Restated Line of Credit Note dated May 27, 1999, payable to Hibernia executed by lntralox, Inc. d/b/a lntralox, Inc. Europe, in the amount of Eight Million and No/100 ($8,000,000.00) Dollars, as such line of credit note may be amended, renewed, restated or replaced from time to time (the "Euro Line").

     Upon the occurrence of a Default and such Default continues for a period of fifteen (15) days (five (5) days for payment default under the Loans) after Agent has mailed written notice of such default to Laitram specifying the nature of the Default and the steps necessary to cure the Default (but with no notice required in the event of a Default under paragraphs (4) and (6) of Section H), Agent, at its option, may declare all of the Loans and all other obligations of Laitram to the Lenders, or either of them, to be immediately due and payable.

I. MISCELLANEOUS PROVISIONS. Laitram agrees to pay all of the costs, expenses and fees incurred in connection with the Loans, including attorneys' fees, appraisal fees, and environmental assessment fees. This Agreement is not assignable by Laitram and no party other than Laitram is entitled to rely on this Agreement. In no event shall Laitram or the Lenders be liable to the other for indirect, special or consequential damages, including the loss of anticipated profits that may arise out of or are in any way connected with the issuance of this Agreement. No condition or other term of this Agreement may be waived or modified except by a writing signed by the parties hereto. This Agreement, all promissory notes evidencing Loans under this Agreement and all documents creating security interests shall be governed by Louisiana law.

OTHER CONDITIONS. Laitram shall pay to Lenders a non-refundable commitment fee equal to 10 basis points (.10%) on $5,000,000.00, representing the increase in the Revolving Line of Credit, which commitment fee shall be payable at the time of closing and shall be shared among the Lenders based on their respective percentage interests in the Revolving Line of Credit.

LAITRAM:                               GUARANTORS:

LAITRAM, L.L.C.                        LAITRAM GROUP, INC.

By:   /s/ James M. Lapeyre, Jr.        By:   /s/ James M. Lapeyre, Jr.
     --------------------------             --------------------------
     James M. Lapeyre, Jr.                  James M. Lapeyre, Jr.
Its: President                         Its: President

                                       INTRALOX, INC.

                                       By:   /s/ James M. Lapeyre, Jr.
                                            --------------------------
                                            James M. Lapeyre, Jr.
LENDERS:                               Its: President

WHITNEY NATIONAL BANK                  LAITRAM MACHINERY, INC.

By:  /s/ Mark J. Baquie                By:   /s/ James M. Lapeyre, Jr.
     --------------------------             --------------------------
     Mark J. Baquie                         James M. Lapeyre, Jr.
Its: Vice President                    Its: Director

HIBERNIA NATIONAL BANK                 LAPEYRE STAIR, INC.

By:  /s/ Donna J. Richardson           By:   /s/ James M. Lapeyre, Jr.
     --------------------------             --------------------------
     Donna J. Richardson                    James M. Lapeyre, Jr.
Its: Banking Officer                   Its: Director

                                       LAITRAM MACHINE SHOP, L.L.C.

BANK ONE, NA

                                       By:   /s/ James M. Lapeyre, Jr.
                                            --------------------------
By:   /s/ Marlene M. Laboureur              James M. Lapeyre, Jr.
     --------------------------        Its: Manager
     Marlene M. Laboureur
Its: First Vice President

                                       LAPEYRE PROPERTIES, L.L.C.

                                       By:   /s/ James M. Lapeyre, Jr.
                                            --------------------------
                                            James M. Lapeyre, Jr.
                                       Its: Manager

                                       By:   /s/ James M. Lapeyre, Jr.
                                            --------------------------
                                            James M. Lapeyre, Jr., Individually

 WHITNEY


 Commercial Note                                          New Orleans, Louisiana

$20,800,000.00                                                   Apri1 9, 2003

For value received, the undersigned maker(s) (hereinafter referred to as "Borrower", which term means individually, collectively, and interchangeably any, each and/or all of them) promises to pay to the order of WHITNEY NATIONAL BANK ("Bank") at its office where borrowed, the sum of TWENTY MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS together with interest thereon, in accordance with the terms set forth in this Commercial Note ("Note"). The optional provisions applicable to this Note are checked below.

REPAYMENT:       The principal amount set forth above, or the principal amount then outstanding of advances that Bank makes hereunder to Borrower, whichever amount is less, shall be payable on MARCH
                 31, 2005, and interest shall be payable monthly in arrears.
                 Monthly interest payments shall commence on April 30, 2003, and shall be payable on the last day of each month thereafter. Bank may, in its sole discretion, make advances upon the written, telephonic or facsimile request of Borrower, and Bank is authorized to rely conclusively upon such requests when received from a person purporting to be Borrower or Borrower's authorized officer or representative. Nothing in this Note shall be construed to establish an obligation on the part of Bank to make an advance under this Note. The terms and conditions of the Loan Agreement dated April 9, 2003, by and among Whitney National Bank, Hibernia National Bank, Bank One,
                 NA, Laitram, L.L.C., Laitram Group, Inc., Intralox, Inc.,
                 Laitram Machinery, Inc., Lapeyre Stair, Inc., Laitram Machine
                 Shop, L.L.C., Lapeyre Properties, L.L.C., and James M. Lapeyre,
                 Jr., guarantors, as may be amended from time to time (the "Loan
                 Agreement") are incorporated herein by reference and are a part of the terms and conditions of this Note.


INTEREST:        Interest shall accrue on the outstanding principal amount at the rate established in accordance with the Loan Agreement. All interest shall be computed on the basis of the actual number of days elapsed over a year composed of 360 days. Interest shall accrue from date of advance.


Each party to this Note (including each maker and endorser) and each surety and guarantor of this Note bound under separate instrument or agreement (hereinafter referred to as "Obligor", which term means individually, collectively, and interchangeably any, each and/or all of them) waives presentment for payment, demand, notice of dishonor, protest, pleas of discussion and division and is bound jointly, severally and solidarily for the full and timely payment of this
Note in accordance with its terms. To secure the indebtedness evidenced by this Note, including, without limitation, future advances, with interest, attorneys' fees, expenses of collection and costs, Obligor pledges, pawns and delivers to Bank, and grants to Bank a continuing security interest in, and a right of set-off and compensation against, all property of Obligor or in which Obligor has an interest that is now or hereafter on deposit with, in the possession of, under the control of or held by Bank, including, without limitation, all cash, deposit accounts, funds on deposit, stocks, bonds, treasury obligations and other securities, investment property, financial assets, securities accounts, notes, documents, instruments, certificates of deposit, items, chattel paper, and other property (except IRA, pension, and other tax-deferred retirement accounts), together with all property added to or substituted for any of the foregoing, and all interest, dividends, income, fruits, accessions and proceeds of any of the foregoing. If the proceeds of collateral for this Note are insufficient to pay this Note in full, Obligor shall remain fully obligated for any deficiency. The terms "chattel paper," "deposit accounts," "documents," "items," "instruments," "investment property," "securities accounts," "financial assets" and "proceeds" shall have the meaning provided in the Louisiana Commercial Laws. Obligor releases Bank from any obligation to collect any proceeds of or preserve any of Obligor's rights, including, without limitation, rights against prior parties, in any collateral in which Bank possesses a security interest. Any responsibility of Bank with respect to any collateral in which Bank possesses a security interest, whether arising contractually or as a matter of law, is hereby expressly waived. If an earlier note of Borrower is canceled at the time of execution hereof, then this Note constitutes an extension, but not a novation, of the amount of the continuing indebtedness, and all security rights held by Bank under the earlier note shall continue in full force and effect. If any of the following events shall occur: (a) the non-payment of any principal or interest on this Note on the date when due; (b) the death, interdiction, dissolution, liquidation or insolvency of Obligor; (c) the filing by or against Obligor of a proceeding under the U.S. Bankruptcy Code or for any other relief afforded debtors or affecting rights of creditors generally under the laws of any Jurisdiction; (d) the default by Obligor under this Note or under any mortgage, security agreement, or other document securing payment of this Note or under any other obligation owed by Obligor to Bank; (e) any Judgment, garnishment, seizure, tax lien or levy against any assets of Obligor; (f) any material adverse change in the financial condition of Obligor, or any material discrepancy between the financial statements submitted by Obligor and the actual financial condition of Obligor; (g) any statement, warranty, or representation made by Obligor to Bank proves to be untrue in any material respect; (h) any default by Obligor in the payment or performance of any material liabilities, indebtedness or obligations to any other creditor; or
(i) any discontinuance or termination of any guaranty of all or any portion of this Note by Obligor; then, at the option of Bank, the full amount of this Note and all other obligations and liabilities, direct or contingent, of Obligor to Bank shall be immediately due and payable without notice or demand. Without releasing or affecting any of its rights,

Bank may, one or more times, in its sole discretion, without notice to or the consent of Obligor, take any one or more of the following actions: (a) release, renew or modify the obligations of Borrower or any other Obligor; (b) release, exchange, modify, or surrender in whole or in part Bank's rights with respect to any collateral for this Note; (c) modify or alter the term, interest rate or due date of any payment of this Note; (d) grant any postponements, compromises, indulgences, waivers, surrenders or discharges or modify the terms of its agreements with Borrower or any other Obligor; (e) change its manner of doing business with Borrower or any other party; or (f) impute payments or proceeds of any collateral furnished by Obligor, in whole or in part to any costs, interest, or principal due on this Note, or to any other obligation of Obligor to Bank, or retain the payments or proceeds as collateral for this Note without applying same toward payment of the Note, and Obligor hereby expressly waives any defenses arising from any such actions. Obligor may prepay any principal on this
Note in whole or in part and any prepayments made on this Note shall be applied to the principal payment(s) due on this Note in the inverse order of their maturity. Each advance under this Note and each payment on this Note shall be evidenced by entries in Bank's internal records, which shall be prima facie evidence of (a) the amount of principal and interest owing on this Note from time to time; (b) the amount of each advance made to Borrower under this Note; and (c) the amount of each principal and/or interest payment received by Bank on this Note. The failure of Bank to make an accurate entry of advances and payments shall not limit or otherwise affect the obligation of Borrower to repay funds actually advanced by Bank hereunder. For purposes of executory process, Obligor hereby acknowledges the debt created hereby, confesses judgment in favor of Bank for the full amount of the debt evidenced by this Note, and consents to enforcement by executory process. To the extent permitted by law, Obligor hereby expressly waives (a) the benefit of appraisement provided for in Art. 2723 of the Louisiana Code of Civil Procedure and (b) the demand and three (3) days delay provided by Articles 2639 and 2721, Louisiana Code of Civil Procedure. Obligor agrees to pay the reasonable fees and costs of any attorney-at-law employed by Bank to recover sums owed or to protect Bank's interests with regard to this Note. Obligor further agrees to pay any and all charges, fees, costs and/or taxes levied or assessed against Bank in connection with this Note or against any collateral provided for this Note. If any payment on this Note is eleven (11) days or more late, Obligor agrees to pay to the Bank, in addition to the amount otherwise due hereunder, a delinquency charge of 5.00% of the unpaid amount of payment, or $15.00, whichever is greater. Late charges will not be assessed following declaration of default and acceleration of maturity of this Note. The provisions of this Note may not be waived or modified except in writing, signed by Bank. No failure or delay of Bank in exercising its rights shall be construed as a waiver. If any provision of this Note shall be held to be legally invalid or unenforceable by any court of competent jurisdiction, all remaining provisions of this Note shall remain in full force and effect. This Note shall be governed by the internal laws of the State of Louisiana.

                                        LAITRAM, L.L.C.


                                        By: /s/ James M. Lapeyre, Jr.
                                            ---------------------------------

                                                James M. Lapeyre, Jr.,

                                                Its:  President

  WHITNEY


 Commercial Note                                      New Orleans, Louisiana

$6,000,000.00                                            April 9, 2003

For value received, the undersigned maker(s) (hereinafter referred to as "Borrower", which term means individually, collectively, and interchangeably any, each and/or all of them) promises to pay to the order of HIBERNIA NATIONAL BANK ("Bank") at its office where borrowed, the sum of SIX MILLION AND NO/100 DOLLARS together with interest thereon, in accordance with the terms set forth in this Commercial Note ("Note"). The optional provisions applicable to this Note are checked below.

REPAYMENT:       The principal amount set forth above, or the principal amount then outstanding of advances that Bank makes hereunder to Borrower, whichever amount is less, shall be payable on MARCH
                 31, 2005, and interest shall be payable monthly in arrears.
                 Monthly interest payments shall commence on April 30, 2003, and shall be payable on the last day of each month thereafter. Bank may, in its sole discretion, make advances upon the written, telephonic or facsimile request of Borrower, and Bank is authorized to rely conclusively upon such requests when received from a person purporting to be Borrower or Borrower's authorized officer or representative. Nothing in this Note shall be construed to establish an obligation on the part of Bank to make an advance under this Note. The terms and conditions of the Loan Agreement dated April 9, 2003, by and among Whitney National Bank, Hibernia National Bank, Bank One,
                 NA, Laitram, L.L.C., Laitram Group, Inc., Intralox, Inc.,
                 Laitram Machinery, Inc., Lapeyre Stair, Inc., Laitram Machine
                 Shop, L.L.C., Lapeyre Properties, L.L.C., and James M. Lapeyre,
                 Jr., guarantors, as may be amended from time to time (the "Loan
                 Agreement") are incorporated herein by reference and are a part of the terms and conditions of this Note.

INTEREST:        Interest shall accrue on the outstanding principal amount at the rate established in accordance with the Loan Agreement. All interest shall be computed on the basis of the actual number of days elapsed over a year composed of 360 days. Interest shall accrue from date of advance.

Each party to this Note (including each maker and endorser) and each surety and guarantor of this Note bound under separate instrument or agreement (hereinafter referred to as "Obligor", which term means individually, collectively, and interchangeably any, each and/or all of them) waives presentment for payment, demand, notice of dishonor, protest, pleas of discussion and division and is bound jointly, severally and solidarily for the full and timely payment of this
Note in accordance with its terms. To secure the indebtedness evidenced by this Note, including, without limitation, future advances, with interest, attorneys' fees, expenses of collection and costs, Obligor pledges, pawns and delivers to Bank, and grants to Bank a continuing security interest in, and a right of set-off and compensation against, all property of Obligor or in which Obligor has an interest that is now or hereafter on deposit with, in the possession of, under the control of or held by Bank, including, without limitation, all cash, deposit accounts, funds on deposit, stocks, bonds, treasury obligations and other securities, investment property, financial assets, securities accounts, notes, documents, instruments, certificates of deposit, items, chattel paper, and other property (except IRA, pension, and other tax-deferred retirement accounts), together with all property added to or substituted for any of the foregoing, and all interest, dividends, income, fruits, accessions and proceeds of any of the foregoing. If the proceeds of collateral for this Note are insufficient to pay this Note in full, Obligor shall remain fully obligated for any deficiency. The terms "chattel paper," "deposit accounts," "documents," "items," "instruments," "investment property," "securities accounts," "financial assets" and "proceeds" shall have the meaning provided in the Louisiana Commercial Laws. Obligor releases Bank from any obligation to collect any proceeds of or preserve any of Obligor's rights, including, without limitation, rights against prior parties, in any collateral in which Bank possesses a security interest. Any responsibility of Bank with respect to any collateral in which Bank possesses a security interest, whether arising contractually or as a matter of law, is hereby expressly waived. If an earlier note of Borrower is canceled at the time of execution hereof, then this Note constitutes an extension, but not a novation, of the amount of the continuing indebtedness, and all security rights held by Bank under the earlier note shall continue in full force and effect. If any of the following events shall occur: (a) the non-payment of any principal or interest on this Note on the date when due; (b) the death, interdiction, dissolution, liquidation or insolvency of Obligor; (c) the filing by or against Obligor of a proceeding under the U.S. Bankruptcy Code or for any other relief afforded debtors or affecting rights of creditors generally under the laws of any jurisdiction; (d) the default by Obligor under this Note or under any mortgage, security agreement, or other document securing payment of this Note or under any other obligation owed by Obligor to Bank; (e) any judgment, garnishment, seizure, tax lien or levy against any assets of Obligor; (f) any material adverse change in the financial condition of Obligor, or any material discrepancy between the financial statements submitted by Obligor and the actual financial condition of Obligor; (g) any statement, warranty, or representation made by Obligor to Bank proves to be untrue in any material respect; (h) any default by Obligor in the payment or performance of any material liabilities, indebtedness or obligations to any other creditor; or
(i) any discontinuance or termination of any guaranty of all or any portion of this Note by Obligor; then, at the option of Bank, the full amount of this Note and all other obligations and liabilities, direct or contingent, of Obligor to Bank shall be immediately due and payable without notice or demand. Without releasing or affecting any of its rights, Bank may, one or more times, in its sole discretion, without notice to or the consent of Obligor, take any one or more of the following actions: (a) release, renew or modify the obligations of Borrower or any other Obligor; (b) release, exchange, modify, or surrender in whole or in part Bank's rights with respect to any collateral for this Note; (c) modify or alter the term, interest rate or due date of any payment of this Note;
(d) grant any postponements, compromises, indulgences, waivers, surrenders or discharges or modify the terms of its agreements with Borrower or any other Obligor; (e) change its manner of doing business with Borrower or any other party; or (f) impute payments or proceeds of any collateral furnished by Obligor, in whole or in part to any costs, interest, or principal due on this Note, or to any other obligation of Obligor to Bank, or retain the payments or proceeds as collateral for this Note without applying same toward payment of the Note, and Obligor hereby expressly waives any defenses arising from any such actions. Obligor may prepay any principal on this Note in whole or in part and any prepayments made on this Note shall be applied to the principal payment(s) due on this Note in the inverse order of their maturity. Each advance under this Note and each payment on this Note shall be evidenced by entries in Bank's internal records, which shall be prima facie evidence of (a) the amount of principal and interest owing on this Note from time to time; (b) the amount of each advance made to Borrower under this Note; and (c) the amount of each principal and/or interest payment received by Bank on this Note. The failure of Bank to make an accurate entry of advances and payments shall not limit or otherwise affect the obligation of Borrower to repay funds actually advanced by Bank hereunder. For purposes of executory process, Obligor hereby acknowledges the debt created hereby, confesses judgment in favor of Bank for the full amount of the debt evidenced by this Note, and consents to enforcement by executory process. To the extent permitted by law, Obligor hereby expressly waives (a) the benefit of appraisement provided for in Art 2723 of the Louisiana Code of Civil Procedure and (b) the demand and three (3) days delay provided by Articles 2639 and 2721, Louisiana Code of Civil Procedure. Obligor agrees to pay the reasonable fees and costs of any attorney-at-law employed by Bank to recover sums owed or to protect Bank's interests with regard to this Note. Obligor further agrees to pay any and all charges, fees, costs and/or taxes levied or assessed against Bank in connection with this Note or against any collateral provided for this Note. If any payment on this Note is eleven (11) days or more late, Obligor agrees to pay to the Bank, in addition to the amount otherwise due hereunder, a delinquency charge of 5.00% of the unpaid amount of payment, or $15.00, whichever is greater. Late charges will not be assessed following declaration of default and acceleration of maturity of this Note. The provisions of this Note may not be waived or modified except in writing, signed by Bank. No failure or delay of Bank in exercising its rights shall be construed as a waiver. If any provision of this Note shall be held to be legally invalid or unenforceable by any court of competent jurisdiction, all remaining provisions of this Note shall remain in full force and effect. This Note shall be governed by the internal laws of the State of Louisiana.

                                       LAITRAM, L.L.C.


                                       By: /s/ James M. Lapeyre, Jr.
                                           ---------------------------------

                                                James M. Lapeyre, Jr.,

                                                Its:  President

WHITNEY

  Commercial Note                                         New Orleans, Louisiana

$13,200,000.00                                                  April 9, 2003

For value received, the undersigned maker(s) (hereinafter referred to as "Borrower", which term means individually, collectively, and interchangeably any, each and/or all of them) promises to pay to the order of BANK ONE, NA ("Bank") at its office where borrowed, the sum of THIRTEEN MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS together with interest thereon, in accordance with the terms set forth in this Commercial Note ("Note'). The optional provisions applicable to this Note are checked below,

REPAYMENT:     The principal amount set forth above, or the principal amount then outstanding of advances that Bank makes hereunder to Borrower, whichever amount is less, shall be payable on MARCH 31, 2005, and interest shall be payable monthly in arrears. Monthly interest payments shall commence on April 30, 2003, and shall be payable on the last day of each month thereafter. Bank may, in its sole discretion, make advances upon the written, telephonic or facsimile request of Borrower, and Bank is authorized to rely conclusively upon such requests when received from a person purporting to be Borrower or Borrower's authorized officer or representative. Nothing in this Note shall be construed to establish an obligation on the part of Bank to make an advance under this Note. The terms and conditions of the Loan Agreement dated April 9, 2003, by and among Whitney National Bank, Hibernia
               National Bank, Bank One, NA, Laitram, L.L.C., Laitram Group,
               Inc., Intralox, Inc., Laitram Machinery, Inc., Lapeyre Stair,
               Inc., Laitram Machine Shop, L.L.C., Lapeyre Properties, L.L.C., and James M. Lapeyre, Jr., guarantors, as may be amended from time to time (the "Loan Agreement") are incorporated herein by reference and are a part of the terms and conditions of this Note.

INTEREST:      Interest shall accrue on the outstanding principal amount at the rate established in accordance with the Loan Agreement. All interest shall be computed on the basis of the actual number of days elapsed over a year composed of 360 days. Interest shall accrue from date of advance.

Each party to this Note (including each maker and endorser) and each surety and guarantor of this Note bound under separate instrument or agreement (hereinafter referred to as "Obligor," which term means individually, collectively, and interchangeably any, each and/or all of them) waives presentment for payment, demand, notice of dishonor, protest, pleas of discussion and division and is bound jointly, severally and solidarily for the full and timely payment of this
Note in accordance with its terms. To secure the indebtedness evidenced by this Note, including, without limitation, future advances, with interest, attorneys' fees, expenses of collection and costs, Obligor pledges, pawns and delivers to Bank, and grants to Bank a continuing security interest in, and a right of set-off and compensation against, all property of Obligor or in which Obligor has an interest that is now or hereafter on deposit with, in the possession of, under the control of or held by Bank, including, without limitation, all cash, deposit accounts, funds on deposit, stocks, bonds, treasury obligations and other securities, investment property, financial assets, securities accounts, notes, documents, instruments, certificates of deposit, items, chattel paper, and other property (except IRA, pension, and other tax-deferred retirement accounts), together with all property added to or substituted for any of the foregoing, and all interest, dividends, income, fruits, accessions and proceeds of any of the foregoing. If the proceeds of collateral for this Notes are insufficient to pay this Note in full, Obligor shall remain fully obligated for any deficiency. The terms "chattel paper," "deposit accounts," "documents," "items," "instruments," "investment property," "securities accounts, "financial assets" and "proceeds" shall have the meaning provided in the Louisiana Commercial Laws. Obligor releases Bank from any obligation to collect any proceeds of or preserve any of Obligor's rights, including, without limitation, rights against prior parties, in any collateral in which Bank possesses a security interest. Any responsibility of Bank with respect to any collateral in which Bank possesses a security interest, whether arising contractually or as a matter of law, is hereby expressly waived. If an earlier note of Borrower is canceled at the time of execution hereof, then this Note constitutes an extension, but not a novation, of the amount of the continuing indebtedness, and all security rights held by Bank under the earlier note shall continue in full force and effect. If any of the following events shall occur: (a) the non-payment of any principal or interest on this Note on the dale when due; (b) the death, interdiction, dissolution, liquidation or insolvency of Obligor; (c) the filing by or against Obligor of a proceeding under the U.S. Bankruptcy Code or for any other relief afforded debtors or affecting rights of creditors generally under the laws of any jurisdiction; (d) the default by Obligor under this Note or under any mortgage, security agreement, or other document securing payment of this Note or under any other obligation owed by Obligor to Bank; (e) any judgment, garnishment, seizure, tax lien or levy against any assets of Obligor; (f) any material adverse change in the financial condition of Obligor, or any material discrepancy between the financial statements submitted by Obligor and the actual financial condition of Obligor; (g) any statement, warranty, or representation made by Obligor to Bank proves to be untrue in any material respect; (h) any default by Obligor in the payment or performance of any material liabilities, indebtedness or obligations to any other creditor or
(i) any discontinuance or termination of any guaranty of all or any portion of this Note by Obligor; then, at the option of Bank, the full amount of this Note and all other obligations and liabilities, direct or contingent, of Obligor to Bank shall be immediately due and payable without notice or demand. Without releasing or affecting any of its rights, Bank may, one or more times, in its sole discretion, without notice to or the consent of Obligor, take any one or more of the following actions: (a) release, renew or modify the obligations of Borrower or any other Obligor (b) release, exchange, modify, or surrender in whole or in part Bank's rights with respect to any collateral for this Note; (c) modify or alter the term, interest rate or due date of any payment of this Note;
(d) grant any postponements, compromises, indulgences, waivers, surrenders or discharges or modify the terms of its agreements with Borrower or any other Obligor; (e) change its manner of doing business with Borrower or any other party; or (f) impute payments or proceeds of any collateral furnished by Obligor, in whole or in part to any costs, interest, or principal due on this Note, or to any other obligation of Obligor to Bank, or retain the payments or proceeds as collateral for this Note without applying same toward payment of the Note, and Obligor hereby expressly waives any defenses arising from any such actions. Obligor may prepay any principal on this Note in whole or in part and any prepayments made on this Note shall be applied to the principal payment(s) due on this Note in the inverse order of their maturity. Each advance under this Note and each payment on this Note shall be evidenced by entries in Bank's internal records, which shall be prima facie evidence of (a) the amount of principal and interest owing on this Note from time to time; (b) the amount of each advance made to Borrower under this Note; and (c) the amount of each principal and/or interest payment received by Bank on this Note. The failure of Bank to make an accurate entry of advances and payments shall not limit or otherwise affect the obligation of Borrower to repay funds actually advanced by Bank hereunder. For purposes of executory process, Obligor hereby acknowledges the debt created hereby, confesses judgment in favor of Bank for the full amount of the debt evidenced by this Note, and consents to enforcement by executory process. To the extent permitted by law, Obligor hereby expressly waives (a) the benefit of appraisement provided for in Art. 2723 of the Louisiana Code of Civil Procedure and (b) the demand and three (3) days delay provided by Articles 2639 and 2721, Louisiana Code of Civil Procedure. Obligor agrees to pay the reasonable fees and costs of any attorney-at-law employed by Bank to recover sums owed or to protect Bank's interests with regard to this Note. Obligor further agrees to pay any and all charges, fees, costs and/or taxes levied or assessed against Bank in connection with this Note or against any collateral provided for this Note. If any payment on this Note is eleven (11) days or more late, Obligor agrees to pay to the Bank, in addition to the amount otherwise due hereunder, a delinquency charge of 5.00% of the unpaid amount of payment, or $15.00, whichever is greater. Late charges will not be assessed following declaration of default and acceleration of maturity of this Note. The provisions of this Note may not be waived or modified except in writing, signed by Bank. No failure or delay of Bank in exercising its rights shall be construed as a waiver. If any provision of this Note shall be held to be legally invalid or unenforceable by any court of competent jurisdiction, all remaining provisions of this Note shall remain in full force and effect. This Note shall be governed by the internal laws of the State of Louisiana.

                                       LAITRAM, L.L.C.


                                       By:  /s/ James M. Lapeyre, Jr.
                                           ---------------------------
                                                 James M. Lapeyre, Jr.,

                                                 Its: President